Exhibit 1.1

N.B. The English text is an in-house translation of the original Swedish text. Should there be any disparities between the Swedish and the English text, the Swedish text shall prevail.

e-Certificate of registration

LIMITED COMPANY

Registration number 556680-3804
Date of registration of the company 2005-05-10	Date of registration of current name 2015-10-20
Document created on 2026-04-01 16:58	Page 1 (2)

Registration number:	556680-3804

Business name:	Vicore Pharma Holding AB

Address:	Postbox 14 414 52 GÖTEBORG

Registered office:	Stockholm

Note:

The company is registered as a public limited company.

THE COMPANY WAS FORMED

2005-04-15

SHARE CAPITAL

Share capital	: SEK	140,762,795.133393
Min	: SEK	100,000,000
Max	: SEK	400,000,000

Number of shares	:	281,525,593
Min	:	200,000,000
Max	:	800,000,000

BOARD MEMBER, CHAIR OF THE BOARD

580911	Schikan, Johannes Gerardus Christiaan Petrus,
Herengracht 14, 1015 BK AMSTERDAM, NETHERLANDS

BOARD MEMBERS

810715	Al-Wakeel, Yasir Baha, 1246 Wilson Street,
94301 PALO ALTO, CA, UNITED STATES

N.B. The English text is an in-house translation of the original Swedish text. Should there be any disparities between the Swedish and the English text, the Swedish text shall prevail.

e-Certificate of registration

LIMITED COMPANY

Registration number 556680-3804
Date of registration of the company 2005-05-10	Date of registration of current name 2015-10-20
Document created on 2026-04-01 16:58	Page 2 (2)

640426	Barbier, Ann Johanna, 19 Kenwood Street,
02446 BROOKLINE MASSACHUSETTS, UNITED STATES
610429-2724	Björk, Margareta Elisabeth, Ålstensgatan 36, 167 65 BROMMA
600712	Buschle, Michael Joachim, Chemin de la Bateliére 6, 1007 LAUSANNE,
SWITZERLAND
670916-5531	Gunterberg, Jacob Uno Stanley, Jacob Gunterberg,
Igelkottsvägen 47, 167 57 BROMMA
580502	Hunter, Marie Heidi, Rue De Bordeaux 54, BRYSSEL 1060, BELGIUM

MANAGING DIRECTOR

840318	Mousa, Ahmed Shaker, 54 Harvard Ave, 02446, BROOKLINE, MA,
UNITED STATES

AUDITORS

556053-5873	Ernst & Young Aktiebolag, Box 7850, 103 99 STOCKHOLM
Represented by: 820917-4880

AUDITOR IN CHARGE

820917-4880	Sallander, Linda Elisabeth, ERNST & YOUNG AB,
401 82 GÖTEBORG

SIGNATORY POWER

The board of directors is entitled to sign.

Signatory power by any two jointly of the board members

Furthermore, the Managing Director, in the course of normal business activities, is also entitled to sign.

ARTICLES OF ASSOCIATION

Date of the latest change: 2025-05-06

FINANCIAL YEAR

Registered financial year: 0101 - 1231

Latest annual report submitted covers financial

period 20240101-20241231

N.B. The English text is an in-house translation of the original Swedish text. Should there be any disparities between the Swedish and the English text, the Swedish text shall prevail.

e-Certificate of registration

LIMITED COMPANY

Registration number 556680-3804
Date of registration of the company 2005-05-10	Date of registration of current name 2015-10-20
Document created on 2026-04-01 16:58	Page 3 (2)

DATE OF REGISTRATION OF CURRENT AND PREVIOUS BUSINESS NAMES

2015-10-20	Vicore Pharma Holding AB
2009-12-02	Mintage Scientific AB
2005-07-06	A+ Science Holding AB
2005-05-10	Lagrummet Juni nr 82 Aktiebolag

The above information is an extract from the Trade and Industry Register Bolagsverket, the Swedish Companies Registration Office.

Bolagsverket

851 81 Sundsvall

0771-670 670

bolagsverket@bolagsverket.se

www.bolagsverket.se